Exhibit 10.21.4

EXECUTION VERSION

AMENDMENT NUMBER FOUR

to the

Mortgage Loan Participation Purchase and Sale Agreement

Dated as of February 28, 2013

between

JEFFERIES FUNDING LLC (f/k/a JEFFERIES MORTGAGE FUNDING, LLC)

and

LOANDEPOT.COM, LLC

This AMENDMENT NUMBER FOUR (this “Amendment”) is made as of this 18th day of June, 2020, by and between Jefferis Funding LLC (f/k/a Jefferies Mortgage Funding, LLC) (“Purchaser”) and loanDepot.com, LLC (“Seller”) to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of Feburary 28, 2013 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between Purchaser and Seller.

WHEREAS, Seller and Purchaser agree to enter into a new amendment to the Agreement to revise certain provisions therein, all as more specifically set forth herein; and

WHEREAS, as of the date of this Amendment, Seller represents to Purchaser that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Amendments. Effective as of June 18, 2020 (the “Effective Date”), the Agreement is hereby amended as follows:

(a) Section 1 of the Agreement is hereby amended by adding the following new definition in appropriate alphabetical order:

“Assignment of Hedge”: The assignment by Seller to Purchaser of Seller’s rights under a TBA trade in respect of a Mortgage Loan, in the form of trade assignment promulgated by SIFMA, which can be found at: https://www.sifma.org/wp-content/uploads/2017/08/Trade_Assignment_Agreement2003.pdf

(b) Section 9(b)(ix) of the Agreement is hereby deleted in its entirety and replaced with the following revised Section (with the new language underlined for ease of review):

“(ix) Such Mortgage Loan (x) is eligible, in all respects, to be pooled in a FHMLC Security, FNMA Security or GNMA Security, as the case may be, and is scheduled to be securitized within forty-five (45) days of the related Purchase Date hereunder, (y) satisfies the requirements of the Agency Guides and if such Mortgage Loan is subject to a Pre-Formation Participation Certificate, it is scheduled to be sold to the relevant Takeout Investor within ten (10) Business Days of the related Purchase Date hereunder, and (z) such Mortgage Loan is subject to a hedge, and such hedge shall be assigned to Purchaser under an Assignment of Hedge;”

Section 2. Fees and Expenses. The Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Purchaser incurred in connection with this Amendment, in accordance with Section 21(a) of the Agreement.

Section 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

Section 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

Section 5. Representations. In order to induce Purchaser to execute and deliver this Amendment, Seller hereby represents to Purchaser that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no default or Default or Event of Default has occurred and is continuing under the Program Documents.

Section 6. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

Section 7. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

Section 8. Electronic Signatures. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

JEFFERIES FUNDING, LLC (f/k/a Jefferies Mortgage Funding, LLC), as Purchaser	LOANDEPOT.COM, LLC, as Seller

By:	By:

Name:	Name:
Title:	Title: